                                                                   EXHIBIT 10.36

                THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                ----------------------------------------------

     This Third Amendment to Loan and Security Agreement (this "Amendment") is made and entered into effective as of March 31, 1999, by and among Litronic Industries, Inc., a California corporation (the "Company"), and Fidelity Funding, Inc., a Texas corporation ("Fidelity").

     The Company and Fidelity Funding of California, Inc. ("FFOC") have entered into that certain Loan and Security Agreement (as previously amended or modified, the "Original Agreement"), dated as of June 27, 1996, and FFOC has assigned all of its right, title and interest in, to and under the Agreement to Fidelity. The Original Agreement as amended by this Amendment is referred to herein as the "Agreement." Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Agreement. The Company and Fidelity desire to amend the Original Agreement and, in connection therewith, hereby agree as follows:

     1. The definition of "TANGIBLE NET WORTH REQUIREMENT" in Section 8.8 of the Original Agreement hereby is amended to read in its entirety as follows:

          "TANGIBLE NET WORTH REQUIREMENT" means negative $6,200,000 plus the net proceeds received by the Company from any such sale of its equity securities after the date hereof.

     2. The definition of "WORKING CAPITAL REQUIREMENT" in Section 8.10 of the Original agreement hereby is amended to read in its entirety as follows:

          "WORKING CAPITAL REQUIREMENT" means negative $1,000,000 plus the net proceeds received by the Company from any sale of its equity securities after the date hereof.

     3. Section 8.9 of the Original Agreement hereby is deleted in its entirety and shall be of no further force or effect:

     4.   A new clause (o) reading in its entirety as follows hereby is added to
Section 12 of the Original Agreement.

          (o) The Company shall fail to consummate and complete the offering and sale of its equity securities on or prior to May 31, 1999 resulting in net proceeds to the Company of at least $20,000,000.

     5. In order to induce Fidelity to enter into this Amendment, the Company represents and warrants to Fidelity that:

          (a) The representations and warranties contained in Section 7 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.
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          (b)  The Company is duly authorized to execute, deliver and perform its obligations under this Amendment and is and will continue to be duly authorized to perform its obligations under the Original Agreement as amended hereby. The Company has duly taken all corporate action necessary to authorize the execution and delivery of this Amemdment and to authorize the performance of the obligations of the Company hereunder.

          (c) The execution and delivery by the Company of this Amemdment, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of the Company, or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company of this Amendment or to consummate the transactions contemplated hereby.

          (d) The Agreement (including this Amendment) has been duly executed and delivered by the Company and is a legal and binding instrument and agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws and by general principles of equity.

          (e) No Event of Default or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred or is continuing.

     6. (a) The Agreement is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Fidelity under the Agreement nor constitute a waiver of any provision thereof.

          (b) All representations, warranties, covenants and agreements of the Company herein shall survive the execution and delivery of this Amendment and the performance hereof and shall further survive until the Agreement is terminated.

          (c) This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and same Amendment.

          (d) The Company shall pay to Fidelity a documentation fee of $1,000 in connection with the execution and delivery thereof.

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          (e)  Fidelity has proposed a $20 million line of credit for the
Company, Litronic Industries, Inc. and Pulsar Data Systems, Inc. (collectively, the "Prospects"), pursuant to a proposal letter (the "Letter"), dated March 31, 1999, from Fidelity to the Prospects, a copy of which is attached hereto. If Fidelity finally approves a line of credit for the Prospects on substantially the same terms and conditions outlined in the Letter and the Prospects do not accept and close such line of credit within 60 days after Fidelity's approval thereof, the Company shall pay to Fidelity a fee of $100,000 on such 60/th/ day. The Company may not terminate this Agreement prior to such 60/th/ day without paying such fee unless this Agreement is terminated in connection with the closing with Fidelity of the line of credit outlined in the Letter.

     IN WITNESS WHEREOF, the Company and Fidelity have executed this Amendment as of the date first written above.


FIDELITY:                               THE COMPANY:

FIDELITY FUNDING, INC.,                 LITRONIC INDUSTRIES, INC.,
a Texas corporation                     a California corporation


By: /s/ Michael D. Haddad               By: /s/ Kris Shah
   -------------------------               ------------------------------
   Michael D. Haddad                       Name:  KRIS SHAH
                                                -------------------------
   President                               Title:  President
                                                 ------------------------

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                             CONSENT AND AGREEMENT
                             ---------------------


     The undersigned hereby consents to the provisions of this Amendment and the transactions contemplated therein and hereby ratifies and confirms the general continuing guaranty and the subordination agreement, each dated as of June 27, 1996, made by him for the benefit of Fidelity relating to the Company, and agrees that his obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                                           /s/ Kris Shah
                                        -----------------------------
                                        Kris Shah


                                        CONSENTED TO BY:


                                        /s/ Geraldine M. Shah
                                        -----------------------------
                                        Geraldine Shah
                                        Spouse of Kris Shah

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